UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of report (Date of earliest event reported):  December 1, 2021
 ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1811 E. Northrop Blvd, Chandler, AZ 85286
(Address of principal executive offices, including zip code)

 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Randy Hendricks as CEO
The Board of directors (the “Board”) of Zovio Inc (the “Company”) recently approved the appointment of Randy Hendricks as the Company’s new Chief Executive Officer (“CEO”). Mr. Hendricks will begin serving as CEO on December 6, 2021 (the “Start Date”).
Mr. Hendricks joins the Company from Huron Consulting Group Inc. (“Huron”), a global consultancy, where he has been a Managing Director since June 2016, serving on their education division’s senior leadership team. Mr. Hendricks has also been an independent director on the Board of several technology companies over the past six years. Before Huron, Mr. Hendricks served as President of Workday’s Education and Government business unit. Prior to Workday, Mr. Hendricks was a senior executive at IBM. None of Mr. Hendricks’s prior employers is a parent, subsidiary or affiliate of the Company. There are no family relationships between Mr. Hendricks and any director or executive officer of the Company.
In accordance with the terms of the Offer Letter by and between the Company and Mr. Hendricks, (the “Offer Letter”), he will earn an annual base salary of $550,000. Mr. Hendricks will also be awarded a one-time sign-on bonus of $300,000, which will be paid to him on the first regular pay date in January 2022 and is subject to a prorated clawback for one year following the Start Date.
Upon his Start Date, Mr. Hendricks shall receive a one-time sign-on equity grant under the Company’s 2021 CEO Inducement Equity Incentive Plan of 574,138 Restricted Stock Units (“RSUs”), vesting in equal annual installments over a three year period, with the first such vesting installment taking place on the first anniversary of the Start Date, and 1,150,000 Performance Stock Units (“PSUs”) with a single vesting date in 2025 following the third anniversary of the Start Date. In addition, Mr. Hendricks will receive the potential to earn up to an additional 1,150,000 PSUs for performance above the targeted performance metrics, all with a single vesting date in 2025 following the third anniversary of the Start Date. In the event Mr. Hendricks’s employment is terminated without cause within two years following a change in control of the Company, any outstanding and unvested RSUs and PSUs, at target, under these awards will become fully vested.
In accordance with the Company’s compensation policies for executive officers, Mr. Hendricks is eligible to participate in the Company’s Short-Term Incentive Plan (the “STI Plan”). The STI Plan is an annual plan with performance targets set by the Compensation Committee of the Board. Mr. Hendricks’s bonus target under the STI Plan is 115% of his annual salary, to be paid in cash. Actual amounts paid under the STI Plan may be less than or greater than 115% of his annual salary, depending on the Company’s achievement of performance targets. The initial measuring period for Mr. Hendricks under the STI Plan will begin on January 1, 2022 and end on December 31, 2022. The bonus is typically paid in March of the following calendar year.
Mr. Hendricks is also eligible to receive long-term incentive (“LTI”) awards under the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended, beginning in the year 2023. His initial LTI grant in 2023 will be valued at $2,000,000. The composition of the LTI award will be decided by the Compensation Committee. For each subsequent year following 2023, he may receive additional LTI awards commensurate with his position as CEO and subject to approval by the Compensation Committee.
Mr. Hendricks is also eligible to participate in the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”), which provides for 12 months of severance if the participant is terminated without cause. The Severance Plan also provides benefits that are reasonably equivalent to the employee benefits provided to Mr. Hendricks immediately prior to termination. In addition, the plan provides for a single lump sum cash payment equal to pro rata portion of the annual cash bonus under the STI Plan based upon the number of days Mr. Hendricks is employed during the applicable fiscal year.
The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter which will be filed as an exhibit to the Company’s Form 10-K to be filed for the fiscal year ending December 31, 2021, and is incorporated herein by reference.
Also in connection with his appointment as CEO and to the Board (see below), Mr. Hendricks is expected to execute the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2016 and is incorporated herein by reference.

Increase in Size of the Board and Appointment of Mr. Hendricks as a Director
Upon recommendation of the Nominating and Governance Committee of the Board, the size of the Board will be increased from 10 to 11 members and Mr. Hendricks will be appointed to the Board on his Start Date. He will serve as a Class III director, with a term expiring at the Company’s 2024 annual meeting of stockholders. He will not be considered independent under Nasdaq Listing Rule 5605(a)(2) or Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and will not be considered a Non-Employee Director under Exchange Act Rule 16b-3(b)(3). Accordingly, Mr. Hendricks will not serve on any of the Board’s standing committees.
Mr. Hendricks was not appointed to the Board pursuant to any arrangement or understanding between himself and any other person. He is not eligible to receive any compensation for his service as a director. He is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hendricks brings to the Board extensive experience as a senior executive driving growth and engaging with the higher education industry.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOVIO INC

Date: December 1, 2021	By:	/s/ Matt Mitchell
Name: Matt Mitchell
Title: General Counsel